Exhibit 99.1

SunPower Reports Q2’26 Results

Q3’26 Fcst: $10 Million Operating Income Improvement

OREM, Utah (July 28, 2026) – SunPower Inc. (herein “SunPower,” the “Company,” or Nasdaq: “SPWR”), a solar technology, services, and installation company, will present its Q2’26 results via webcast today, Tuesday, July 28, at 1:00pm ET. Register for the webcast here or by visiting our Events page: https://investors.sunpower.com/news-events/events.

Fellow Shareholders:

The preliminary Q2’26 quarterly report of key financial parameters is shown below, compared to the Q1’26 results.

SunPower Q2’26 Revenue & Operating Income Statement1

	GAAP[2]			NON-GAAP[3]
($1000s)	Q2 2026	Q1 2026		Q2 2026		Q1 2026
Revenue	55,956	72,793		55,956	a	72,793
Gross Profit	26,159	45,162	[4]	27,598		46,883
Gross Margin (%)	47%	62%		49%		64%
Operating Expense (Opex)	44,273	64,357	[4]	40,071	c	59,748
Opex (less commission)	28,332	35,793		24,130	d	31,184
Stock Comp, Intangibles, M&A3	5,642	6,331		0		0
Operating Income (loss)	(18,115)	(19,196)		(12,473)	b	(12,865)
Cash Balance[5]	4,024	9,488		4,024	e	9,488

Our Q2’26 revenue was $56.0 million, $16.8 million down from the $72.8 million reported in Q1’26. That revenue decline (a, above) flowed through the P&L to produce a Q2’26 non-GAAP operating loss of $12.5 million (b), actually slightly better than the Q1’26 loss. The good news is that while the revenue dropped $16.8 million, the operating expense dropped $19.7 million (c), of which $7.1 million was a reduction in fixed cost (d) that will help drive recovery in subsequent quarters. Finally, our ending Q3’26 cash balance was $4.0 million (e), below our minimum cash target of $10 million, because we chose to avoid the dilution that would have been caused by raising money at a low share price.

[1]	Non-GAAP Operating income is based on preliminary, unaudited non-GAAP results posted on the IR section of our website under “News” [us.sunpower.com].

[2]	Our 2026 GAAP financial statements are found in the 10Q filing posted on our website.

[3]	Our non-GAAP financials are used to run the company. Our policy allows for only three GAAP/non-GAAP differences: a) no non-cash amortization of intangibles, b) no employee stock compensation charges and c) no one-time restructuring M&A gains or losses.

[4]	The filed 10Q report transfers $475,000 from opex to fixed COGS with no Opinc effect.

[5]	Cash balances exclude restricted cash and include issued but uncashed checks.

1 of 9

SunPower CEO, T.J. Rodgers, commented, “The Q2’26 $16.8 million revenue drop was factors worse than any result New SunPower has ever posted. And was caused primarily by our SunPower Direct Division. The relevant questions are why did we fail to make our numbers; what will we change to prevent the problem in the future; and when will we return to profitability?

Rodgers continued, “The Direct Division revenue miss was caused in turn by a pile-up of about 1,105 jobs delayed at the end of the line in Q2’26. The principle is simple: double the inventory of any operation and for a given effort, the inventory will move half as fast. These delayed jobs have signed contracts, are in operation now and will clear the line this quarter, releasing about $15.3 million in revenue (which I expected to ship in Q2, hence I made no pre-announcement). In short form, we had the orders, the designs, and the financing, but chose not to submit the jobs for funding due to violations of our quality specifications for funding package submissions, such as blurry photographs or a missing utility bill or – worse – re-design and re-permit. Fortunately, our Quality group held its ground and did not allow any defective jobs to be submitted for funding. Our strong quality policy is why SunPower’s New Homes division has not suffered even one rejection of its financing submissions for over 70 weeks by its financial partner, Palmetto LightReach – a feat that earned SunPower the LightReach Platinum Partner Award in 2026.

Rodgers concluded, “The Q2’26 quality problems were self-induced by the SunPower Direct management team that knowingly and surreptitiously violated our quality specifications. After that discovery, I replaced the top two and one-half tiers of that management team from Ambia, a startup we acquired, and started over with SunPower veterans Kapil Rai and Steve Erickson. The benefit of eliminating that management team will become visible in Q3.”

Q3’26 Outlook

Despite a poor Q2’26, we remain optimistic in our outlook for Q3’26. We have just enjoyed our three best quarters in bookings ever. We expect to grow Q3’26 revenue to $75-plus million and reduce our operating loss by 90% from ($12.5 million) in Q2’26 to less than ($1.0 million) in Q3’26.

2 of 9

Total Bookings

Signed Contract + Design Complete + Funding Approved

$13.0 Million in Permanent Cost Reductions

The actions to stem Q1’26 losses – a RIF, the implementation of a four-day workweek (to minimize the RIF), and structured cost-cutting – were made in May and reduced our quarterly fixed operating expenses by about $7.1 million. In Q3’26, we will further reduce our fixed expenses by another $5.9 million with more cost cutting and “right-sizing” the combined New Homes-Cobalt management teams.

Conclusion

Given the structural changes mandated by two consecutive tough quarters, we will recover strongly in both revenue and profit in Q3’26. Cost cutting to survive on thin margins can only go so far. With the state-of-the-art Monolith and Monolith II panels, as well as the high tech, high margin installations by our New Homes/Cobalt Division, we will move into the premium segment of the solar market defined by sustainable technology advantages and bring premium pricing to a very lean installation company.

3 of 9

Recent Events of Note

(Press Releases on Our Website here)

●	SunPower Appoints Tom Kowalczuk CFO (July 7, 2026). He has a CPA and a Chicago MBA.

Cobalt Power Systems Completes 1.2MW Commercial Solar & Storage Project at
Santa Clara University (May 26, 2026)

SunPower’s Cobalt Power Systems and Wunder Power Complete Advanced Solar
System at San Francisco’s Waterfront Plaza (June 15, 2026)

4 of 9

San Francisco Waterfront Plaza: Earthquake Tolerant System

“Floats” on Tensile Concrete Roof

SunPower Achieves High NPS Score from Starbucks (May 29, 2026)

One of 26 “Greener Stores” Program

5 of 9

SunPower Completes Megawatt Millenium Solar Project,

Receives High Customer NPS Score (July 16, 2026)

Creates A Megawatt of Power From Carport Roofs

·	SunPower receives high net promoter scores (NPS)

○	SunPower Achieves High NPS Score from Starbucks (May 29, 2026)

○	And from Millenium (July 16, 2026)

○	NPS scores improving in general

SunPower Aggregate New Promoter Score (NPS)

6 of 9

About SunPower

SunPower Inc. (Nasdaq: SPWR) is a leading residential solar services provider in North America. The Company’s digital platform and installation services support energy needs for customers wishing to make the transition to a more energy-efficient lifestyle. For more information visit www.sunpower.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “preliminary,” “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “in the process,” “focus,” “forecast,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this press release include, without limitation, our Q2’26 revenue, operating profit projections, and other preliminary financial results reported in this press release, our expectations regarding our financial performance, including our revenue plan; our ability to convert our bookings and backlog and our financial and business outlook for Q3’26; and our expectations regarding the benefits of or our acquisitions; our expectations and plans to improve and change the quality and operational issues discussed in this press release; our expectations regarding steps taken to improve our internal controls and procedures; the anticipated impacts and benefits of our cost control efforts; and our expectations and plans relating to further cost control efforts. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, our ability to implement further headcount reductions and cost controls, our ability to integrate and operate the combined business with Sunder and Ambia, our ability to achieve the anticipated benefits of acquisitions (including Sunder, Ambia and Cobalt), our ability to raise capital and maintain expected cash balances, global market conditions, any adjustments, changes or revisions to our financial results arising from our financial closing procedures, the completion of our financial statements for Q2’26 and the filing of the related Form 10-Q, and other risks and uncertainties applicable to our business. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our annual report on Form 10-K filed with the SEC on April 14, 2026, our quarterly reports on Form 10-Q filed with the SEC and other documents that we have filed with, or will file with, the SEC. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SunPower assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

7 of 9

Preliminary and Unaudited Financial Results

The selected unaudited financial results for the Q2’26 are preliminary and subject to our quarter-end accounting procedures. As a result, the financial results presented in this press release may change in connection with the finalization of our closing and reporting processes and financial statements for Q2’26 and may not represent the actual financial results for such period. In addition, the information in this press release is not a comprehensive statement of our financial results for Q2’26, should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of our results for any future period.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), SunPower provides additional financial metrics in this press release that are not prepared in accordance with GAAP (“non-GAAP”). Management believes the non-GAAP financial measures in this press release, in addition to GAAP financial measures, are useful measures of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of SunPower’s operating performance, such as amortization of goodwill and expensing employee stock options in addition to accounting for their dilutive effect, which facilitates the analysis of SunPower’s core operating results across reporting periods. The non-GAAP financial measures do not replace the presentation of SunPower’s GAAP financial results and should only be used as a supplement to, not as a substitute for, SunPower’s financial results presented in accordance with GAAP. Descriptions of and reconciliations of the non-GAAP financial measures used in this press release are included in the financial table above and related footnotes. We encourage investors to carefully consider our preliminary results under GAAP, as well as our preliminary non-GAAP information and the reconciliations between these presentations, to more fully understand our business. Non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Company Contacts:

Sioban Hickie

VP Investor Relations

IR@sunpower.com

(801) 515-8727

8 of 9

SUNPOWER INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (PRELIMINARY)

(In Thousands)

		As Reported Unaudited
	Note	Q1 2026	Q2 2026
GAAP operating Income(loss) from continuing operations		(19,196)	(18,115)

Depreciation and amortization	A	2,869	3,224
Stock based compensation	B	1,605	1,705
Restructuring charges	C	1,857	712
Total of Non-GAAP adjustments		6,331	5,642
Non-GAAP net Income (loss)		(12,865)	(12,473)

Notes:

(A)	Depreciation and amortization: Depreciation and amortization related to capital expenditures.

(B)	Stock-based compensation: Stock-based compensation relates to our equity incentive awards and for services paid in warrants. Stock-based compensation is a non-cash expense.

(C)	Acquisition Costs: Costs primarily related to acquisition, headcount reductions (i.e. severence), legal, professional services (i.e. historical carveout audits) and due diligence.

Source: SunPower Inc.

9 of 9